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                                                                     Exhibit 5.1

July 1, 2002


AECOM Merger Corporation
555 South Flower Street, Suite 3700
Los Angeles, California 90071

     Re:  AECOM Merger Corporation - Registration Statement on Form S-1 (File
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          No. 333-85252)
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Ladies and Gentlemen:

     We have acted as counsel to AECOM Merger Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission ("SEC") on March 29, 2002 (Registration No. 333-85252, as amended) (the "Registration Statement") for the registration of 10,120,000 shares of the Company's Class B Common Stock, par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement.

     In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. We have also examined the Registration Statement for purposes of registering the Shares under the Act. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon the execution and delivery of an underwriting agreement with respect to the sale of the Shares consistent with the resolutions adopted by the Company's Board of Directors and payment for and delivery of the Shares in accordance with such underwriting agreement, and upon the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                           Respectfully submitted,

                                           /s/ O'MELVENY & MYERS LLP